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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-22655 of Union Pacific Resources Group Inc. on Form S-3 and No. 333-22613 of Union Pacific Resources Group Inc. on Form S-8 of our report dated January 29, 1997 appearing in this Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Fort Worth, Texas

March 21, 1997